Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

COVENANT NOT TO COMPETE

THIS COVENANT NOT TO COMPETE (this “Agreement”) is made and effective as of the Closing of the Agreement and Plan of Reorganization, between (*NAME CONFIDENTIAL*), a resident of the (*STATE CONFIDENTIAL*) (“Controlling Shareholder”), and VCG Holding Corp., a Colorado corporation, and (*NAME CONFIDENTIAL*), a (*STATE CONFIDENTIAL*) limited liability company (collectively “Employer”).

W I T N E S S E T H:

WHEREAS, all of the shares of common stock of (*NAME CONFIDENTIAL*), a (*STATE CONFIDENTIAL*)(*NAME CONFIDENTIAL*) and (*NAME CONFIDENTIAL*) (“Controlling Shareholder”) are to be acquired by Employer pursuant to a certain Agreement and Plan of Reorganization and Agreement of Merger (the “Merger Agreements”); and

WHEREAS, (*NAME CONFIDENTIAL*) thereafter will become wholly owned by Employer and will continue to conduct its respective business in the same manner as such business has been conducted by (*NAME CONFIDENTIAL*) prior to the acquisition; and

WHEREAS, Controlling Shareholder was the sole shareholder and owner of (*NAME CONFIDENTIAL*). and has intimate knowledge of its business practices, which, if exploited by Controlling Shareholder in contravention of this Agreement, would seriously, adversely and irreparably affect the interests of Employer and (*NAME CONFIDENTIAL*) and the ability of (*NAME CONFIDENTIAL*) to continue the business previously conducted by it; and

WHEREAS, to induce Employer to enter into the Merger Agreements, make such cash and other payments to Controlling Shareholder and consummate the other transactions contemplated by the Merger Agreements, Controlling Shareholder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreements, the consideration paid and to be paid to Controlling Shareholder under the Merger Agreements, the above premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Controlling Shareholder and Employer, intending to be legally bound, agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

KDILLS/VCG/(*NAME CONFIDENTIAL*)/(*NAME CONFIDENTIAL*).doc

MAG - V. 8 FINAL

02/09/08

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

a. “Area” shall mean a radius of twenty five (25) miles from (*ADDRESS CONFIDENTIAL*).

b. “Business” shall mean the operations of (*NAME CONFIDENTIAL*) as conducted as of the Closing Date.

c. “Competing Business” shall mean any business organization of whatever form in the “Area” engaged, either Directly or Indirectly, in any adult entertainment business or enterprise which is the same as, or substantially the same as, (*NAME CONFIDENTIAL*) (a sexually oriented business which features erotic female striptease) and/or which uses the name (*NAME CONFIDENTIAL*) or any name which is substantially similar, using the name (*NAME CONFIDENTIAL*) or (*NAME CONFIDENTIAL*) in its name, excluding, however, the (*NAME CONFIDENTIAL*) located at (*ADDRESS CONFIDENTIAL*) (*STATE CONFIDENTIAL*) (also referenced as (*ADDRESS CONFIDENTIAL*), or any other such business currently owned or controlled, directly or indirectly, by the Controlling Shareholder or in which Controlling Shareholder is an shareholder , member partner officer or director including (*NAME CONFIDENTIAL*), (*NAME CONFIDENTIAL*). (*NAME CONFIDENTIAL*), (*NAME CONFIDENTIAL*) (Technology), (*NAME CONFIDENTIAL*), (*NAME CONFIDENTIAL*),(*NAME CONFIDENTIAL*)., (*NAME CONFIDENTIAL*), (*NAME CONFIDENTIAL*),(*NAME CONFIDENTIAL*). (*NAME CONFIDENTIAL*) plus any new or future adult entertainment facilities, or adult cabarets, that are subsequently opened and owned or controlled by Controlling Shareholder, operated primarily for the Hispanic community and market wherein at least 80% of the language and music is Spanish and 80% of the, employees and contracting employees are primarily of Latin descent .It shall also not include any other bar, nightclub, and/or restaurant not featuring erotic female striptease including a country and western club, dance hall, dance club, sports bar “Hooter’s type establishment, (*NAME CONFIDENTIAL*), (*NAME CONFIDENTIAL*),(*NAME CONFIDENTIAL*) , and (*NAME CONFIDENTIAL*); provided, however, none of the SOB businesses may be moved from its current locations to a location which is within the Area without the written consent of the Employer, further provided, however, (*NAME CONFIDENTIAL*)(*STATE CONFIDENTIAL*) which may be moved within 1,000 feet of its current location, and (*NAME CONFIDENTIAL*) which may move unrestricted, and the (*STATE CONFIDENTIAL*) (*NAME CONFIDENTIAL*) may move to any location in (*STATE CONFIDENTIAL*).

d. “Directly or Indirectly” shall mean (i) acting as an agent, representative, officer, director, or independent contractor of a Competing Business; (ii) participating in any such Competing Business as an owner, partner, limited partner, joint venturer, creditor or shareholder (except as a shareholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market); and (iii) communicating to any such Competing Business the names or addresses or any other information concerning any past, present, or identified prospective client or customer of (*NAME CONFIDENTIAL*) or an entity having title to the goodwill of (*NAME

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL*). Nothing herein shall prevent Controlling Shareholder from acting as consultant or landlord to Employer.

e. “Restricted Period” shall mean the period commencing with the Closing Date and ending on the fifth (5th) anniversary thereof.

f. “Confidential Information” shall include any and all information related to the purpose and business of (*NAME CONFIDENTIAL*) which is proprietary and not general public knowledge, specifically including (but without limiting the generality of the foregoing) any financial statements, appraisals, analysis data, cost analyses or strategies, clients, customer lists, suppliers, the sales price of (*NAME CONFIDENTIAL*) paid by Employer, or any other matters regarding (*NAME CONFIDENTIAL*). Information that is orally disclosed will be considered “Confidential Information” if Employer indicates to Controlling Shareholder at the time of disclosure the confidential or proprietary nature of the information and provides a written summary of such information to Controlling Shareholder within ten (10) days after the initial oral disclosure thereof. Any technical or business information of a third-person furnished or disclosed shall be deemed “Confidential Information” of (*NAME CONFIDENTIAL*) unless otherwise specifically indicated in writing to the contrary. “Confidential Information” shall not include or prevent the use of the general business acumen, expertise and knowledge of Controlling Shareholder developed over twenty three plus years of experience running adult entertainment establishments.

2. Agreement Not to Compete. Unless otherwise consented to in writing by Employer, Controlling Shareholder agrees that during the Restricted Period, he will not, within the Area, either Directly or Indirectly, on his own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest (except as a shareholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market) in any Competing Business. Controlling Shareholder also agrees that as to any locations of (*NAME CONFIDENTIAL*) opened in the future within five (5) miles of the location of (*NAME CONFIDENTIAL*) (which this Covenant does not prevent provided the business does not use the name (*NAME CONFIDENTIAL*) or similar thereto) Controlling Shareholder may not be involved in the onsite day today operations of said business for a period of three (3) years from the execution hereof(but may act solely as a Director of said corporation).

3. Agreement Not to Solicit Employees. Controlling Shareholder agrees that during the period commencing with the Closing Date and ending on the eighteenth (18th) month anniversary thereof, he will not. without the prior written consent of Employer, either Directly or Indirectly, on his own behalf or via sendee or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away from the employment of (*NAME CONFIDENTIAL*) or any of its subsidiaries, managers,

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

floormen, and D.J.’s employed by (*NAME CONFIDENTIAL*) or any of its subsidiaries, whether or not such employee is a full-time employee or temporary employee, whether or not such employment is pursuant to a written agreement, whether or not such employment is for a determined period or is at will, and whether or not such employee has voluntarily terminated their employment. As to other employees, the Controlling Shareholder agrees to the same restrictions as stated above but for a period of only six (6) months from the anniversary of the Closing, provided, however, this provision shall not apply to cleaning crews or members of the cleaning staff. Further, Controlling Shareholder agrees that he will not, without the prior written consent of Employer, solicit, either directly or indirectly, on his own behalf or in the service or on behalf of others, to hire, contract or attempt to hire or contract any entertainers who have performed at (*NAME CONFIDENTIAL*) during the preceding six (6) months prior to the Closing Date until the end of the period commencing with the Closing Date and ending on the eighteenth (18th) month anniversary thereof.

4. Confidentiality. Controlling Shareholder agrees to hold all Confidential Information of (*NAME CONFIDENTIAL*) in confidence for so long as (*NAME CONFIDENTIAL*) treats such information as confidential or proprietary, unless otherwise agreed to in writing by the Employer. During such period Controlling Shareholder will use such information solely for the purpose set forth in this Agreement unless otherwise agreed to in writing by Employer. Controlling Shareholder agrees not to copy such Confidential Information of (*NAME CONFIDENTIAL*) unless otherwise agreed to in writing by the Employer. Controlling Shareholder agrees that he shall not make disclosure of any such Confidential Information to anyone (including subcontractors) except accounting, business, financial and legal advisors of the Employer to whom disclosure is necessary for the purposes set forth above. Controlling Shareholder shall appropriately notify such advisors that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. The obligations set forth in this Agreement shall be satisfied by Controlling Shareholder through the exercise of the same degree of care used to restrict disclosure and use of its own Confidential Information. Nothing herein will prevent disclosure of Confidential Information if compelled by Court Order or Subpoena.

5. Remedies.

a. Controlling Shareholder acknowledges and agrees that, by virtue of his relationship with (*NAME CONFIDENTIAL*), great loss and irreparable damage would be suffered by Employer, including, without limitation, damage to the goodwill and proprietary interests of Employer, if Controlling Shareholder should breach or violate any of the terms or provisions of the covenants and agreements set forth in Sections 2, 3 and/or 4 hereof. Controlling Shareholder further acknowledges that Controlling Shareholder has examined in detail such restrictive covenants and agreements and agrees that the restraints imposed thereby on Controlling Shareholder are reasonable in the sense that they are no greater than are necessary to protect the goodwill of (*NAME

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL*) invested in by Employer pursuant to the Merger Agreements and to protect Employer in its legitimate business interests, and the restrictive covenants and agreements are reasonable in the sense that they are not unduly harsh or oppressive.

b. The parties acknowledge and agree that any breach of Sections 2, 3 and/or 4 of this Agreement by Controlling Shareholder would result in irreparable injury to Employer, and therefore Controlling Shareholder agrees and consents that Employer shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Controlling Shareholder contained herein.

c. In addition, Employer shall be entitled, upon any breach of Sections 2, 3 and/or 4 of this Agreement by Controlling Shareholder, to demand an accounting and repayment of all profits and other monetary compensation realized by Controlling Shareholder, directly or through any Competing Business controlled by Controlling Shareholder, as a result of any such breach.

d. The rights of Employer under this Section 5 shall not be in limitation or in lieu of any and all other remedies that may be available to Employer under the Merger Agreements or any other agreement, document or instrument provided for therein, or other remedies otherwise available at law or in equity. The existence of any claim, demand, action or cause of action against Controlling Shareholder whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of any then valid covenants or agreements herein.

6. Severability. Controlling Shareholder agrees that the covenants and agreements contained in Sections 2, 3, 4 and 5 of this Agreement are of the essence of this Agreement; that each such covenant was agreed to by Employer and Controlling Shareholder as part of the transactions contemplated by the Merger Agreements; that Controlling Shareholder has received good, adequate and valuable consideration for each of such covenants; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of Employer; that (*NAME CONFIDENTIAL*) and its subsidiaries are engaged in the Business through the Area: that irreparable loss and damage will be suffered by Employer should Controlling Shareholder breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from other and remaining provisions of this Agreement; and, that the invalidity or unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement unless expressly stated herein. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such provision and any applicable law or public policy, such provision shall be redrawn by such court to the extent required to make such provision consistent with, and valid and enforceable under, such law or public policy, and as redrawn may be enforced against Controlling Shareholder.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

7. Tolling. In the event that Controlling Shareholder should breach any or all of the covenants set forth in Sections 2, 3 and/or 4 hereof, the running of the period of the restrictions set forth in such section or sections breached shall be tolled during the continuation(s) of any breach or breaches by Controlling Shareholder, and the running of the period of such restrictions shall commence or commence again only upon compliance by Controlling Shareholder with the terms of the applicable section or sections breached.

8. Consideration. In consideration for Controlling Shareholder’s compliance with his obligations under this Agreement, and as part of the transactions contemplated by the Merger Agreements, Controlling Shareholder shall receive from Employer the sum of Five Thousand ($5,000.00) Dollars in cash on the Closing Date, and such other consideration provided for in the Merger Agreements. Further, Controlling Shareholder acknowledges and agrees that the terms of this Agreement contained herein are reasonable in light of the good, adequate and valuable consideration which Controlling Shareholder shall receive pursuant to the Merger Agreements.

9. Waiver. The waiver by either party of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

10. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the (*STATE CONFIDENTIAL*), without regard to the conflicts of laws provisions thereof.

11. Amendment. No amendment or modification of this Agreement shall be valid or binding upon Employer or Controlling Shareholder unless made in writing and signed by the parties hereto.

12. Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly been given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

a.	If to Controlling Shareholder:

(*NAME AND ADDRESS CONFIDENTIAL*)

With a copy to:

(*NAME AND ADDRESS CONFIDENTIAL*)

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

b.	If to Employer:

Troy Lowrie
Brent Lewis
VCG Holding Corp.
390 Union Blvd., Suite 540
Lakewood, CO 80228

With a copy to:	VCG Holding Company
Attn: Mike Ocello
390 Union Blvd., Suite 540
Lakewood, CO 80228

Martin A. Grusin
780 Ridge Lake Boulevard
Suite 202
Memphis, TN 38120
Facsimile: (901) 682-3590

Notices delivered in person shall be effective on the date of actual delivery. Notices delivered by mail as aforesaid shall be effective upon actual receipt.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to the subject matter hereof are terminated and canceled in their entirety and are of no further force or effect, but specifically excluding the Merger Agreements and the agreements, documents and instruments provided for therein.

16. (*NAME CONFIDENTIAL*) This Agreement does not give Employer any legal ownership of or right to use the trade name or service mark (*NAME CONFIDENTIAL*) except to prevent use of same by Controlling Shareholder in the Area under the express terms of this Covenant. All parties hereto recognize Employer obtained the non exclusive rights of (*NAME CONFIDENTIAL*) through “the Merger Agreements” to use (*NAME CONFIDENTIAL*) solely at (*ADDRESS CONFIDENTIAL*) and such right to use said name at its current location shall continue for as long as the Employer shall operate the business at the current location, provided however, said right shall terminate in 2033 pursuant to one certain Trademark License Agreement effective August 1, 2003.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by “(*[TEXT]*)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, Controlling Shareholder and Employer have each executed and delivered this Agreement as of the date first written above.

/s/ (*NAME CONFIDENTIAL*)
(*NAME CONFIDENTIAL*)
Controlling Shareholder

VCG HOLDING CORP.
A Colorado corporation
Employer

By:	/s/ Michael L. Ocello
Title:	President

(*NAME CONFIDENTIAL*)
A (*STATE CONFIDENTIAL*) limited liability company
Employer

By:	/s/ Michael L. Ocello
Title:	V. President